Exhibit 10.1

THIS LEASE is made the 18th day of July 2008 BETWEEN

J.J. RHATIGAN & CO. having its registered office at Wolfe Tone House, Fr. Griffin Road, Galway (hereinafter called “the Landlord”) of the First Part and ABIOMED INCORPORATED having its registered office at 22 Cherry Hill Drive, Danvers, Massachusetts, 01923 United States of America (hereinafter called “the Guarantor”) of the Second Part and ABIOMED ATHLONE LIMITED having its registered office at 25/28 North Wall Quay, Dublin 1 (hereinafter called “the Tenant”) of the Third Part.

WITNESSETH as follows:-

DEFINITIONS:

1.1	The terms defined in this clause shall for all purposes of this Lease have the meanings specified in this clause.

1.2	“the Premises” shall mean ALL THAT the lands comprised in Folio 1468L of the Register County of Westmeath TOGETHER WITH that part of the lands the subject matter of Land Registry Dealing No. D2003XS008254V being part of the lands the subject matter of Land Registry Folios 15014F and 22450F Co. Westmeath more particularly delineated and marked “Plot A” and “Plot C” and outlined in red on the map or plan annexed hereto TOGETHER WITH the buildings now or in the future erected thereon.

1.3	“the Rights” shall mean the rights set out in Schedule I hereof.

1.4	“the Exceptions” shall mean the exceptions and reservations set out in Schedule II hereof.

1.5	“Pipes” shall mean and include pipes, sewers, drains, conduits, ditches, water courses, culverts, wires, cables, channels and all other conducting media.

1.6

“the Term” shall mean the term of 25 years and 1 week from and including the 18th day of April 2008 and in relation to Clauses 4 - 6 hereof shall include the period of any holding-over or any extension or continuance thereof whether by statute or by common law where the context so admits.

1.7	“the Rent” shall mean:

(a)	until the 17 April 2013 the yearly rent of €269,464 (Two Hundred and Sixty Nine Thousand Four Hundred and Sixty Four Euro) exclusive (calculated at the rate of €8 per square foot, the total Gross External Area of the buildings now erected on the Premises comprising 33,683 square feet);

(b)	during the remainder of the Term such other rent as may become payable under the provisions of Schedule III hereof.

1.8	“the Tenant’s Covenants” shall mean the covenants set out in Schedule IV hereof.

1.9	“the Landlord’s Covenants” shall mean the covenants set out in Schedule V hereof.

1.10	“the Insured Risks” shall mean fire, lightning, explosion, storm, tempest, flood, bursting and overflowing of water tanks, apparatus, drains, sewers or pipes, impact from vehicles and from aircraft and other aerial devices and any articles dropped therefrom, earthquake, riot, civil commotion, strikes, locked out workers and malicious persons and including demolition and site clearance expenses, architects, engineers and surveyors fees and Value Added Tax and any other duty exigible on any building contract as may be entered into relevant to the reconstruction, reinstatement or repair of the demised premises or any part thereof resulting from the destruction loss or damage thereof or thereto or from any of the perils aforesaid and such other risks as the Landlord in its sole discretion shall from time to time consider necessary subject to the availability of insurance cover against such risks and to the extent that and subject to such conditions as insurance cover against any such buildings is generally available.

1.11	“interest” shall mean interest at the rate of interest charged under Section 1080 of the Taxes Consolidation Act 1997.

1.12	“the Planning Acts” shall mean the Local Government (Planning and Development) Act 1963 to 1999 and the Planning and Development Acts 2000 to 2006 and all statutes regulations and orders included by virtue of Clause 2.5 hereof.

1.13	“development” shall have the meaning given to it by the Planning Acts.

1.14	“the Schedule of Condition” shall mean the photographs of the Premises with notes referring thereto as now exhibited at Schedule VI of this Lease.

1.15	“the Surveyor” shall mean any person or firm appointed by or acting for the Landlord to perform the function of the Surveyor for any purposes of this Lease.

1.16	“the Superior Lease” shall mean the Indenture of Lease made the 20th day of March 2002 between Industrial Development Agency (Ireland) of the One Part and the Landlord of the Other Part.

1.17	“Perpetuity Period” means the period commencing on the date of this Lease and ending on the expiration of twenty one years from the day of the death of the last survivor of the issue living of His Late Britannic Majesty King George V.

INTERPRETATION:-

2.1	The expression “the Landlord” means the above named its successors and assigns and where the context so admits includes such other person or parties in whom for the time being the reversion immediately expectant upon the term granted by this Lease shall be vested and “the Tenant” means the above named its successors in title and permitted assigns and where the context so admits includes such other parties or party in whom for the time being the Term shall be vested.

2.2	Where the Landlord or the Tenant for the time being are two or more individuals the terms the Landlord and the Tenant shall include the plural number and the obligations expressed or implied to be made by or with such party shall be deemed to be made by or with such individuals jointly and severally.

2.3	Words importing the neuter gender include the masculine or feminine gender (as the case may be) and words importing the masculine gender include the feminine gender and vice versa and words importing the singular number include the plural number and vice versa.

2.4	References to any right exercised by the Landlord or any right exercisable by the Tenant in common with the Landlord shall be construed as including (where appropriate) the exercise of such right by and in common with all persons authorised by the Landlord and all other persons having a like right.

2.5	Any reference to a statute shall include any statutory extension or modification or re-enactment of such statute and any regulations or orders made thereunder.

2.6	Any covenant by the Tenant not to do an act or thing shall be deemed to include an obligation not to permit such act or thing to be done.

2.7	any requirement to do any act or carry out any works now or hereafter shall be deemed to be done or carried out within the Perpetuity Period.

2.8	The paragraph headings do not form part of this Lease and shall not be taken into account in the construction or interpretation thereof.

THE DEMISE

3.

In consideration of the rents herein reserved and the covenants on the part of the Tenant and the Guarantor and the conditions hereinafter contained the Landlord as registered owner HEREBY DEMISES unto the Tenant the Premises TOGETHER WITH the Rights EXCEPT and RESERVING unto the Landlord the Exceptions TO HOLD the same unto the Tenant for the Term PAYING therefor unto the Landlord the Rent without any deduction each by quarterly payments in advance on the 1st day of April, 1st day of July, 1st day of October and 1st day of January in every year and so in proportion for any period less than a year the first such payment being a proportionate sum in respect of the period from the date hereof to the quarter day next hereafter to be paid on the execution hereof.

COVENANTS:

4.1	The Tenant hereby covenants with the Landlord to observe and perform the Tenant’s Covenants at all times during the term.

4.2	The Landlord hereby covenants with the Tenant to observe and perform the Landlord’s Covenants at all times during the Term.

PROVISOS:

5.1	If and whenever during the Term

(a)	the rents (that is the Rent and the proportion of the insurance premium) shall be in arrear and unpaid for twenty one days next after becoming payable (whether formally demanded or not); or

(b)	there shall be any breach or non performance or non-observance of any of the material covenants on the part of the Tenant herein contained and such breach has not been remedied by the Tenant within 21 days of receiving notice of the said breach from the Landlord; or

(c)

the Tenant (being an individual) shall become bankrupt or (being a company) shall enter into liquidation whether compulsory or voluntary (save for the purpose of amalgamation or reconstruction of a solvent company) or have a receiver appointed of its undertaking or (in either case) shall enter into an arrangement or composition for the benefit of its creditors or suffer any distress or execution to be levied on its goods;

THEN, and in any of the said cases, it shall be lawful for the Landlord at any time thereafter and notwithstanding the waiver of any previous right of re-entry to re-enter into and upon the Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to either party against the other in respect of any antecedent breach of any of the covenants herein contained.

5.2	Nothing herein contained or implied shall give the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant agreement or condition entered into by any Tenant of the Landlord in respect of any property not comprised in this Lease.

5.3	The Landlord shall not be responsible to the Tenant or (save as is otherwise provided by statute) to the Tenant’s Licensees, servants, agents or other persons in the Premises or calling upon the Tenant for any accident happening or injury suffered or damage to or loss of any chattel or property sustained in the Premises or the building of which the same forms part save where such accident, injury or damage arises as a result of any act, omission or negligence of the Landlord.

5.4	Each of the Tenant’s Covenants shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily any such covenant or waived or released temporarily or permanently revocably or irrevocably a similar covenant or similar covenants affecting other adjoining or neighbouring premises belonging to the Landlord.

5.5	Such of the internal division walls as divide the Premises from other premises of the Landlord shall be deemed to be party walls.

5.6	Nothing in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Premises may be used for the purpose herein authorised under the Planning Acts provided that the premises is in compliance with all statutory and Local Authority requirements on the date this Lease is granted and where there is any non-compliance that the Landlord shall make good and indemnify the Tenant for same.

5.7	The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord save in so far as such statement or representation is expressly set out in this Lease.

5.8	This Lease is governed by and should be construed according to the laws of the Republic of Ireland and the Tenant and the Guarantor hereby submit to the exclusive jurisdiction of the courts of the Republic of Ireland for all purposes of these presents but so that this provision shall not prejudice or affect the jurisdiction of any court elsewhere were jurisdiction might exist or be established.

5.9	Any notice or document under or in connection with this Lease shall be effectively given or served if sent by registered post or delivered to the intended recipient or his Solicitor at his or their last known address. Where sent by registered post, the notice or document shall be deemed to be given or served on the second day after posting.

5.10	If the Premises or any part thereof or access thereto shall at any time during the Term be destroyed or so damaged by fire or any other risk insured against by the Landlord so that the Premises or any part thereof shall be unfit for occupation or use or inaccessible then (i) the Tenant shall not be entitled to surrender this Lease under the provisions of Section 40 of the Landlord and Tenant Law Amendment Act, Ireland, 1860, and (ii) unless the insurance of the Premises or the building of which the same forms part shall have been vitiated by the act, neglect, default or omission of the Tenant the Rents hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained, the amount of such proportion to be determined by the Surveyor, shall be suspended and cease to be payable until the Premises or the damaged portion thereof shall have been reinstated or made fit for occupation and are accessible or until the expiration of three years from the catastrophe whichever is the shorter and in the event that the Premises or damaged portion thereof shall not have been reinstated or made fit for occupation or accessible by the end of the period of 3 years from the date of such damage or destruction by an insured risk, either party shall be entitled to terminate this Lease by giving at least one month written notice to the other party and at the end of the said one month period the Lease shall be terminated with immediate effect, as of that date, but without prejudice to either parties rights against the other for any antecedent breach of any terms or conditions of this Lease.

5.11	(a)	All reservations and exceptions herein in favour of the Landlord shall enure for the benefit of the Superior Landlord of the Landlord and in relation to any covenant or obligation of the Landlord hereunder or any consent required to be sought from the Landlord the Term “the Landlord” shall mean and include the Landlord and such Superior Landlord.
(b)

Nothing herein contained or implied shall give the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant, agreement or condition in the event that to do so would constitute breach of any of the terms, covenants or conditions of the Superior Lease or which would assume any rights held by the Landlord greater than those granted by the Superior Lease.

BREAK CLAUSE

6.1	The Tenant shall be entitled to determine this Lease on the fifth anniversary of the commencement of the Term (“termination date”) provided that in such event the Tenant so desiring termination shall deliver notice in writing of such intention to the Landlord, not less than 12 months before the termination date. Time shall be of the essence in relation to delivery of such notice. In the event of exercise by the Tenant of its rights hereunder and subject absolutely to compliance with the conditions of this clause the present demise and everything herein contained shall cease and be void on the termination date but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of covenant provided however that:

(a)	the purported termination of the Lease by the Tenant shall be conditional upon the Tenant having discharged in full all of the Tenant’s outgoings in this Lease (including, without prejudice to the generality of the foregoing, as to the payment of the Rent, service charges and insurance premiums and all Local Authority rates and charges); and

(b)

further the purported termination of the Lease by the Tenant shall be void unless the Tenant shall deliver with the said notice in writing of intention to terminate a bank draft in such sum as shall equal the Rent at the rate then being paid by the Tenant to the Landlord under the provisions of this Lease for a period of 18 months rental by way of consideration for the right hereby granted and for the avoidance of doubt the said sum shall be additional to the Tenant’s liability to pay the Rent reserved by this Lease up to and including the termination date.

6.2	In the event that the provisions of the foregoing Sub-Clause 6.1 have not been exercised the Tenant shall at its sole option further be entitled to determine this Lease on the tenth anniversary of the commencement of the Term and in such event termination shall be on the same terms and conditions as set forth in the foregoing clause 6.1 save that:

i.	the “termination date” shall be the tenth anniversary of the commencement of the Term and not the fifth anniversary; and

ii.	the Tenant shall deliver with the said notice in writing of intention to terminate a bank draft in such sum as shall equal one half of the Rent then being paid by the Tenant to the Landlord under the provisions of this Lease (for the avoidance of doubt one half of the annual rent being paid by the Tenant).

GUARANTEE

7.	The Guarantor hereby covenants with the Landlord that if at any time:

(1)	During the Term or any statutory extension thereof the Tenant shall make any default in payment of rent or in observing or performing any of the covenants or restrictions herein contained the Guarantor will pay the rent and observe or perform the covenants and conditions in respect of which the Tenant shall be in default notwithstanding

(a)	Any time or indulgence granted by the Landlord to the Tenant;

(b)	That the Tenant may have ceased to exist;

(c)	Any other act or thing whereby but for this provision the Guarantor would have been released.

(2)

During the Term the Tenant shall enter into liquidation and the Liquidator shall disclaim this Lease the Guarantor will if the Landlord shall by notice in writing within two months after such disclaimer (in respect of which time is of the essence)

so require take from the Landlord a lease of the Premises for the residue of the Term which would have remained had there been no disclaimer at the same rent and subject to the same covenants and conditions as in this Lease with the exception of this clause such new Lease to take effect from the date of the said disclaimer and in such case the Guarantor shall deliver to the Landlord a counterpart of the new Lease.

(3)	In the event of this Lease being terminated pursuant to and in accordance with the provisions of clause 6 of this Lease and/or in the event of assignment by the Tenant of its interest in the property the subject matter of this Lease to a third party pursuant to and in accordance with the provisions of clause 21.3 Schedule IV of this Lease then the obligations of the Guarantor under this clause 7 shall cease as of the date of such termination or assignment as applicable.

SCHEDULE I THE RIGHTS

Right of Way

1.	Full right and liberty for the Tenant its servants and licensees (in common with the Landlord and all other persons having similar rights) with or without vehicles at all times for all purposes connected with the Premises but not for any other purpose to pass and repass to and from the Premises over and along the common areas as defined in the Superior Lease to and from the pubic road.

Services

2.	The free right of passage and running of water, soil, gas, electricity and other services to and from the Premises through all the Pipes now made or passing under or along the adjoining land of the Landlord to the public mains and the right to connect up to the said Pipes.

Access

3.	Full right and liberty for the Tenant, its servants and licensees to enter in and upon the common areas as defined in the Superior Lease or any adjoining land of the Landlord on first giving 48 hours prior written notice to the Landlord and (if required) to any notice party referred to in respect of such matters in the Superior Lease (save for in the case of an emergency) for the purpose of repairing, renewing or replacing any conduits exclusively serving the Premises or for the purpose of complying with the Tenant’s obligations to maintain and repair the Premises as provided for in this Lease and making good any damage so caused by the exercise of this right.

Support

4.	The right of support and protection for the benefit of the Premises as is now enjoyed from all other parts of the estate.

SCHEDULE II THE EXCEPTIONS

Right of Way

1.	Full right and liberty for the Landlord, its servants and licensees (in common with the Tenant) with or without vehicles at all times for all purposes connected with the user of the Landlord’s adjoining premises but not for any other purpose to pass and repass to and from the Landlord’s adjoining premises over and along the roadways and footpaths forming part of the Premises.

Services

2.	The free passage and running of water, soil, gas, electricity and other services from and to adjoining and neighbouring land and the buildings now or hereafter erected therein and through the pipes laid, made (or to be laid and made within 21 years) in, upon, through, or under the Premises and the free and uninterrupted use of all gas, electric, telephone and other Pipes serving such adjoining and neighbouring land and buildings now or at any time (within twenty one years) during the term upon through, or under the Premises.

Construct Easements

3.	The right to construct and maintain in, over or under the Premises any easements or services for the benefit of any adjoining property of the Landlord.

Access

4.	The right at any time during the Term (but except in cases of emergency only at reasonable times during normal office hours after giving at least 48 hours prior written notice to the Tenant and by prior appointment except where the Tenant unreasonably refuses to make an appointment within a reasonable time of a request from the Landlord) to enter (or in case of emergency to break and enter) upon the Premises in order;

(a)	to inspect, cleanse, repair, amend or replace with others the Pipes referred to in Paragraph 1 of this Schedule;

(b)	to inspect and execute works in connection with any of the easements or the services referred to in this Schedule;

(c)	to view the state and condition of and to repair and maintain any adjoining property where such work would not otherwise be reasonably practicable;

(d)	to carry out work or to do anything whatsoever comprised within the Landlord’s obligations herein contained whether or not the Tenant is liable hereunder to make a contribution;

(e)	to exercise any of the rights possessed by the Landlord under the terms of this Lease.

PROVIDED THAT the Tenant shall have the right to have one of its employees accompany the Landlord, its servants and/or agents during the course of any entry affected by the Landlord pursuant to this Lease.

Light

5.	Full right and liberty at any time hereafter and from time to time to execute works and erections upon or to alter or rebuild any of the buildings erected on the Landlord’s adjoining and neighbouring lands and to use such adjoining and neighbouring lands and buildings now or hereafter erected thereon in such manner as it shall think fit notwithstanding that the access of light and air to the premises may thereby be interfered with but not so that the Tenant’s use, enjoyment and occupation of the Premises is materially affected.

Support

6.	The right of support and protection by the buildings on the Premises for such other parts of the business park of which the Premises forms part or any extensions or alterations thereof or of any adjoining Premises as require such support and protection.

Fire Escape

7.	Such rights that are granted to third parties in times of emergency only to use or pass along fire escape routes (if any) crossing, adjoining or forming part of the Premises.

Superior Lease

8.	All rights, easements and privileges now belonging to or enjoyed by any adjoining or neighbouring property or which are excepted and reserved by the Superior Lease under which the Premises are held by the Landlord.

PROVIDED ALWAYS THAT the Landlord shall ensure that the rights herein reserved are exercised in such a manner as to interfere with the use and enjoyment of the Premises as little as possible, are exercised with due diligence and any and all damage thereby caused being promptly repaired.

SCHEDULE III RENT REVIEW

Definitions and Interpretation

1.	For the purpose of this Lease;

(1)	“Review Date” shall mean the 18th day of April 2013 and every fifth anniversary of that date.

(2)	“the Open Market Rent” shall mean the rent at which the Premises might reasonably be expected to be let as a whole at the relevant Review Date in the open market by a willing Landlord to a willing Tenant without a premium with vacant possession of the whole and subject to the provisions of this Lease other than the amount of the Rent but including the provisions for rent review for a term equal to the length of the contractual term of this Lease remaining unexpired at the relevant Review Date or a period of fifteen years, whichever is the longer.

(a)	on the assumptions that;

(i) at the relevant Review Date the Premises are fit for immediate occupation and use and that no alterations nor additions had been carried out thereto by the Tenant or its predecessors in title during the Term which have diminished the rental value of the Premises and that if the Premises have been destroyed or damaged they have been fully restored;

(ii) the Tenant’s covenants herein contained have been fully performed and observed until the relevant Review Date;

(b)	but there shall be disregarded:

(i) any effect on rent of the fact that the Tenant its sub-tenants or their respective predecessors in title have been in occupation of the Premises;

(ii) any goodwill attached to the Premises by reason of the carrying on thereat of the business of the Tenant its sub-tenants or their respective predecessors in title in their respective businesses; and

(iii) any increase in the rental value of the Premises attributable to the existence at the relevant Review Date of any improvement to the Premises or any part thereof carried out with express prior written consent of and otherwise than in pursuance of an obligation to the Landlord or its predecessors in title either by the Tenant or its sub-tenants during the Term.

(3)	Any reference to the President for the time being of the Society of Chartered

Surveyors in the Republic of Ireland shall include the duly appointed deputy of the said Presidents or any person authorised by either of the said Presidents to make appointments on his behalf.

The Rent Review

2.	At each Review Date the Rent shall be reviewed in accordance with the provisions of this Schedule and from and after each Review Date the Rent payable in respect of the Premises shall be the greater of the Rent being paid immediately before the Review Date and the Open Market Rent on the Review Date.

Fixing the Reviewed Rent

3.	The Open Market Rent at any Review Date may be agreed at any time between the Landlord and the Tenant or (in the absence of agreement) will be determined by an arbitrator or by an expert to be appointed either by agreement between the parties or subject to paragraph 4 of this Schedule on the application of either party made not more than three months before or at any time after the relevant Review Date by the President for the time being of the Society of Chartered Surveyors in the Republic of Ireland or the President for the time being of the Law Society of Ireland provided however that the capacity in which the person so appointed shall act namely whether as arbitrator or expert shall be determined by the Landlord. The parties hereto hereby direct and instruct any arbitrator or expert appointed under this Clause 3 of Schedule III of this Lease to calculate the Open Market Rent by firstly determining separately the rent for the ground floor; and in calculating the rent for the first floor and all or any other lettable areas within the Premises same shall be calculated at a rate (taking the rate per square foot or per square metre) not less than the rate determined for the ground floor.

Arbitration

4.	The arbitration shall be conducted in accordance with the Arbitration Acts, 1954 to 1998 and the decision of the arbitrator shall be final and binding.

Memoranda of Revised Rent

5.	When the amount of any Rent to be ascertained as hereinbefore provided shall have been so ascertained, memoranda thereof shall thereupon be signed by or on behalf of the Landlord and the Tenant and annexed to this Lease and counterpart thereof and the parties shall bear their own costs in respect thereof.

Payment on Account pending Determination

6.	If and so often as the Rent in respect of any period has not been ascertained pursuant to the foregoing provisions before the first day hereby appointed for payment the Tenant shall continue to pay at the rate equal to the Rent payable immediately before the commencement of the relevant period (such payments being on account of the Rent for that period) until the first day for payment of the Rent after Rent for that period has been ascertained (hereinafter called “the Payment Date”).

Payment on Determination

7.	On the payment date there shall be payable by the Tenant to the Landlord by way of rent (in addition to the amount of the Rent otherwise due on that day) the aggregate of the amounts by which the installments of the Rent payable on account in respect of that period in accordance with paragraph 6 hereof fall short of the amounts which would have been payable if the Rent for that period had been ascertained before the first day for payment (hereinafter called “the Ascertained Rent”) and in addition the Tenant shall pay interest on each installment due prior to the Payment Date on the difference between the Rent paid on account in accordance with paragraph 7 hereof and the Ascertained Rent for the period from the date the said installment was due up to the date upon which payment is actually made.

Statutory Rent Restriction

8.	If at any of the Review Dates there shall be in force a statute which shall prevent, restrict or modify the Landlord’s right to review and increase the Rent in accordance with this Lease, the Landlord shall when such restriction or modification is removed, relaxed or modified be entitled on giving not less than one month’s notice in writing to the Tenant to proceed with any review of the Rent which may have been prevented (or further to review the Rent in respect of any review where the Landlord’s right was restricted or modified) and the date specified in the said notice shall be deemed for the purposes hereof to be a Review Date (providing that nothing herein shall be construed as varying any subsequent Review Dates) and the Landlord shall be entitled to recover any resulting increase in Rent with effect from such date as shall then be permitted by law.

SCHEDULE IV THE TENANT’S COVENANTS

Rent

1.	To pay the Rent on the days and in the manner aforesaid provided that if and so long as the amount of rent which the Tenant is liable to pay shall be restricted by law the Tenant will in lieu of the Rent pay the maximum amount of rent which such restriction may from time to time allow (save that same shall never exceed the Rent).

Outgoings

2.	To pay and indemnify the Landlord against all rates, taxes, assessments, duties, charges, impositions and outgoings which now are or during the Term shall be charged, assessed or imposed upon the Premises or any part thereof or upon the owner or occupier thereof (excluding any capital or income taxes payable by the Landlord) and to pay the Value Added Tax (on receipt of a valid VAT invoice) and Stamp Duty due or payable or arising under or in connection with this Lease and the Counterpart thereof (to include without prejudice to the generality of the foregoing Value Added Tax on the Rent).

Insurance

3.1	To repay to the Landlord within 7 days of receipt of a written demand the sums which the Landlord shall from time to time pay by way of premiums (and all of any increased premiums payable by reason of any act use or omission by or on the part of the Tenant) for keeping the Premises insured under the covenant on the part of the Landlord contained in Paragraph 2 of Schedule V hereof.

3.2	Not to knowingly do or omit anything whereby any policy of insurance on the Premises forms part may become void or voidable wholly or in part nor (unless the Tenant shall have previously notified the Landlord and has agreed to pay the increased premiums) anything whereby additional insurance premiums may become payable.

3.3

In the event of the Premises or any part thereof being destroyed by any of the Insured Risks at any time during the Term and the insurance money under any policy of insurance effected thereon being by reason of any act or default of the Tenant wholly or partially irrecoverable forthwith in every such case to rebuild and reinstate at its own expense the Premises or the part destroyed or damaged to the reasonable satisfaction and under the supervision of the Surveyor the Tenant being allowed towards the expenses of so doing upon such rebuilding and reinstatement being completed the amount (if any) actually received in respect of such destruction or damage under any such insurance as aforesaid.

3.4	If at any time the Tenant shall be entitled to the benefit of any insurance on the Premises (which is not effected or maintained in pursuance of an obligation herein contained) then to apply all moneys received by virtue of such insurance in making good the loss or damage in respect of which the same shall have been received.

Repair

4.	To keep the Premises and the Pipes therein or used exclusively by the Tenant together with the fences or walls and any other means of demarcation on the boundaries in good and substantial repair and condition and well cleansed and maintained, (damage by an Insured Risk excepted save to the extent that payment of the insurance monies shall be withheld by reason of any act, neglect, or default of the Tenant) PROVIDED ALWAYS THAT the Tenant shall not be obliged to put the Premises into any better state or condition than that which existed at the commencement of the Term, as evidenced by the Schedule of Condition attached to this Lease.

Decoration

5.	In the year 2013 and every fifth year thereafter in like manner to paint, grain, varnish, whitewash, colour and paper with paper of a suitable quality all internal parts of the Premises previously or usually so treated such painting (both external and internal) to be with two coats of good quality paint previously approved by the Landlord, such approval not to be unreasonably withheld or delayed.

Keep Tidy

6.

Not at any time during the Term to allow or permit any weeds or undergrowth to accumulate upon the Premises or any part thereof for the time being remaining unbuilt upon nor to cause or allow any roads or pavements abutting on the Premises to be untidy or in a dirty condition but at all times to keep the Premises and the said land, roads and footpaths in a clean neat and tidy state and condition and free from weeds, deposits of materials and refuse and not to bring or keep or suffer to be brought or kept upon any land as aforesaid any materials, equipment or plant or anything which is or might become untidy, uncleanly, unsightly or in any way detrimental to the amenity of the area and within one month of the service thereof to comply with the reasonable requirements of any written notice to restore the amenity as aforesaid and in the event of the Tenant failing to comply with such notice the Landlord shall be entitled to enter upon the Premises and carry out any necessary works and to recover the reasonable and proper cost thereof from the Tenant.

Amenity Land

7.	To maintain any amenity land comprising part of the Premises in good order and condition and properly tended, manured, planted, cultivated and restored and keep cut and properly trimmed any grass, hedges, trees and bushes and not to cut down any trees at any time growing on the Premises.

Residence

8.	Not to permit or suffer the Premises or any part thereof to be used as a residence or sleeping place of any person.

Smoke Abatement

9.	To ensure that every furnace employed in the working of engines by steam or other motive power and every other furnace employed in any building or erection on the Premises is constructed so as substantially to consume or burn the smoke arising therefrom and not to use or suffer to be used negligently any such furnace so that the smoke arising therefrom is not substantially consumed or burned and not to cause or permit any grit or noxious or offensive effluvia to be emitted from any engine, furnace, chimney or other apparatus on the Premises without using the best practicable means for preventing or counteracting such emission.

Pollution

10.	Not to permit any oil or grease or any deleterious objectionable, dangerous, poisonous or explosive matter or substance to be discharged into any Pipes and to take all reasonable measures for ensuring that any effluent so discharged will not be corrosive or otherwise harmful to the Pipes or cause obstruction or deposit therein nor to discharge or allow to be discharged therein any fluid of a poisonous or noxious nature or of a kind calculated to or that does in fact destroy sicken or injure the fish or contaminate or pollute the water of any stream or river and not to do or omit or allow or suffer to be done or omitted any act or thing whereby the waters of any stream or river may be polluted or the composition thereof so changed as to render the Landlord liable to any action or proceedings by any person whomsoever.

Drains

11.	To bear and pay and indemnify the Landlord against all the costs and expenses which the Landlord as the Owner of the Premises or any part thereof during the continuance of the Term ought or would be liable to bear or contribute to in or about any works, drainage or sewerage in respect of the Premises by any Act or Acts of the Oireachtas already made or hereafter to be made or by any direction or requirement of any local or public Authority in pursuance of any such Act or Acts.

Roof and Floor Weighting

12.1	Not without the consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed) to:

(a)	suspend any weight from the roof or roof trusses or use the roof or roof trusses of the Premises for the storage of goods or to place or permit or suffer to be placed any weight thereon;

(b)	bring or permit to remain upon the Premises any safes, machinery, goods or other articles which shall or may strain or damage the Premises or any part thereof.

12.2	On any application by the Tenant for the Landlord’s consent under Paragraph 12.1 hereof the Landlord shall be entitled to consult and obtain the advice of an Engineer in relation to the roof or floor loading proposed by the Tenant and the Tenant shall repay to the Landlord within 7 days of receipt of a written demand the proper and reasonable fees of such Engineer.

Refuse

13.	Not to deposit or permit to be deposited any rubbish or refuse or to store, stack or lay out any material used for the purpose of manufacture or otherwise on any part of the land surrounding the Premises.

Machinery

14.	To keep all plant apparatus and machinery (including any boilers or lifts) upon the Premises properly maintained and in good working order and to ensure by directions to the Tenant’s staff and otherwise that such plant apparatus and machinery is properly operated and to avoid damage to the Premises by vibration or otherwise.

Unloading

15.	Not to unload any goods or materials from carts, wagons or lorries and convey the same from an estate road or the public highway into the Premises except through the approved entrance or entrances provided for the purpose and not to cause thereby congestion of the adjoining estate roads and public highways not designated for parking nor inconvenience any other use thereof and not to permit any vehicles or animals belonging to the Tenant or its licensees, servants, agents or other persons calling on the Tenant or the Premises to stand on the estate road or any footpath or public highway in the neighbourhood of the Premises and to use its all reasonable endeavours to ensure that such licensees, servants, agents, and other persons calling on the Tenant or the Premises shall not permit any vehicle or animals to stand on any such estate, road, footpath or public highway not designated for parking.

User

16.1	Not to do (or permit or suffer to remain upon the Premises or any part thereof) anything which may be or become a legal nuisance, disturbance, inconvenience or cause injury or damage to the Landlord or its tenants or the occupiers of adjacent or neighbouring Premises.

16.2	Save as is necessary for the business carried on by the Tenant in accordance with the Permitted User, not to store or bring upon the Premises any article, substance or liquid of especially combustible, inflammable or dangerous nature and to comply with all reasonable and proper requirements of the insurers and fire authority as to fire precautions relating to the Premises.

16.3	Not to use the Premises or any part thereof nor permit the same to be used for any dangerous, noxious, noisy or offensive trade or business or as a betting office or for residential purposes nor for any illegal or immoral act or purpose and no sale by auction shall take place therein.

16.4	Not to use or occupy the Premises other than for such trade or business as is permitted by the Planning Acts and any regulatory laws or instruments but at all times subject to the provisions of Sub-Clause 16.5 hereto.

16.5	To use and occupy the Premises for manufacturing purposes and research and development purposes and purposes ancillary thereto and as offices for internationally traded services specified in the Industrial Development (Services Industries) Order 2003 (Statutory Instrument No. 458/2003) as same may be amended from time to time and purposes ancillary thereto.

Alterations/Works

17.1	Not to excavate or dig remove sell or dispose of any minerals, earth, clay, gravel, chalk or sand from the Premises nor to sink any well thereon except so far as shall be approved by the Landlord in writing.

17.2	Not to commit or permit waste and not to cut, remove, divide, alter, maim or injure the Premises or any part thereof or any of the ceilings, walls, floors, principal girders or structure of any buildings now or at any time hereafter forming part of the Premises nor the Pipes in, on or under or serving the Premises nor (without the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed provided that it shall be reasonable of the Landlord, as a condition of such consent, to require the Tenant to restore the Premises to its condition prior to any of the works hereinafter referred to being carried out at the expiration or sooner determination of the Term) to:

(a)	build, erect, construct, or place any new or additional building, floors, erections, space or works on the Premises or any part thereof;

(b)	make any alterations or additions or improvement to the Premises or any buildings now or at any time hereafter forming part of the Premises.

PROVIDED ALWAYS THAT notwithstanding the provisions of this clause, the Tenant shall be entitled without Landlord’s consent to make internal alterations or additions of a non-structural nature to the Premises.

PROVIDED THAT It shall be reasonable for the Landlord to refuse an application for consent to making alterations, additions or improvements to the Premises or any buildings now or at any time hereafter forming part of the Premises (hereinafter called the “Alterations”) or to build, erect, construct or place any new or additional building, erections or works (hereinafter called the “Works”) on the Premises or any part thereof where within 2 months of the application the Landlord agrees to undertake the Alterations or the Works as applicable subject to payment of additional rent in respect thereof. For the avoidance of doubt, if the Landlord does not, within the said two month period, express its wish to undertake the Alterations and/or the Works then the Landlord shall forthwith consider the Tenant’s application in the usual manner, acting reasonably.

17.3	Not to change the design or appearance or decorative scheme of the exterior of the Premises.

17.4	To remove any additional buildings, additions or alterations made to the Premises at the expiration or sooner determination of the Term if so requested by the Landlord.

Planning Acts

18.1	To comply in all respects with the provisions and requirements of the Planning Acts whether as to the permitted user hereunder or otherwise and to indemnify (both after the expiration of the Term by affluxion of time or otherwise and during its continuance) and to keep the Landlord indemnified against all liability whatsoever including costs and expenses in respect of any contravention by the Tenant thereof provided that the Premises is in compliance with all statutory and Local Government requirements on the date hereof and where there is any noncompliance the Landlord shall make good and hereby indemnifies the Tenant for same.

18.2	Forthwith to produce to the Landlord any notice, order or proposal, permission or consent relating to the Premises given or issued to the Tenant by a Planning Authority under or by virtue of the Planning Acts and at the cost of the Landlord join with the Landlord in making any objection or representation against the same that the Landlord shall deem appropriate.

18.3	To obtain at the expense in all respects of the Tenant all planning permissions and serve all such notices as may be required for the carrying out of any operations on the Premises or any use thereof by the Tenant at the commencement which may constitute development provided that no application for planning permission shall be made without the previous consent in writing of the Landlord, such consent not to be unreasonably withheld or delayed.

18.4	Subject only to any statutory direction to the contrary to pay and satisfy any charge or levy that may hereafter be imposed under the Planning Acts in respect of the carrying out or maintenance of any such operations or the commencement or continuance of any such use as aforesaid.

18.5	Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out or make any alteration or addition to the Premises or any change of use thereof before all necessary notices under the Planning Acts in respect thereof have been served or before all such notices and all such necessary planning permissions have been produced to the Landlord and in the case of a planning permission acknowledged by it in writing as is satisfactory to the Landlord (such acknowledgement not to be unreasonably withheld or delayed) it being understood that the Landlord may refuse so to express its satisfaction with any such planning permission on the grounds that any condition contained therein or anything omitted therefrom or the period thereof would in the reasonable opinion of the Surveyor be or be likely to be prejudicial to its interest in the Premises or the building of which the Premises forms part whether during the Term or following the determination or expiration thereof.

18.6	Unless the Landlord shall otherwise direct to carry out and complete before the expiration or sooner determination of the Term;

(a)	any works stipulated to be carried out to the Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission granted to the Tenant for any development by the Tenant begun before such expiration or sooner determination; and

(b)	any development begun upon the Premises by the Tenant in respect of which the Landlord shall or may be or become liable for any charge or levy under the Planning Acts.

PROVIDED ALWAYS THAT the Landlord hereby confirms that the Demised Premises are in compliance with the provisions of the Planning Acts and Fire Safety Regulations as at the date hereof and the Landlord indemnifies and will keep the Tenant indemnified against all actions, claims, costs, expenses, proceedings and demands made in respect of any non-compliance existing as at the date hereof with said Planning Acts and/or Fire Safety Regulations.

Statutory Obligations

19.1	At its own expense to do and execute all such works as shall be required at any time during the Term to be done or executed in or upon the Premises by the occupier under or by virtue of any Act being in force or by the direction of any Local or Public Authority.

19.2	Without prejudice to the generality of the foregoing provisions to comply in all respects with the provisions of any statutes and any other obligations imposed by law or by any bye laws applicable to the Premises or in regard to carrying on the trade or business for the time being carried on by the Tenant on the Premises.

PROVIDED ALWAYS THAT the Tenant shall not be required to carry out any thing in compliance with any statutory requirement arising prior to the commencement of the Term.

Access of Landlord and Notice to Repair

20.1	To permit the Landlord at reasonable times on the provision of at least 48 hours prior written notice to enter upon the Premises for the purpose of:

(a)	taking schedules or inventories of fixtures and fittings to be yielded up at the expiration of the Term; and

(b)	ascertaining that the covenants and conditions herein contained have been duly observed and performed and in particular to view the state of repair and condition of the Premises and of defects and wants of repair, cleansing, maintenance amendments and painting then and there found and to give to the Tenant or leave upon the Premises a notice in writing specifying any repairs, cleaning, maintenance, amendments and painting necessary to be done and to require the Tenant forthwith to execute the same.

PROVIDED THAT the Tenant shall have the right to have one of its employees accompany the Landlord, its servants or agents during the course of any entry affected by the Landlord pursuant to this Lease.

20.2	To forthwith repair, cleanse, maintain, amend and paint the Premises as required by such notice and in accordance with the covenants in that behalf hereinbefore contained.

20.3

If the Tenant shall not within one month after service of such notice proceed diligently with the execution of the same or shall have failed to complete the same within three months (or such longer period as may reasonably be required) to permit the Landlord and its contractors, agents and workmen to enter upon the

Premises to execute such works as may be necessary to comply with the same and to pay to the Landlord the reasonable and proper cost of executing such works and all reasonable and proper expenses incurred by the Landlord in connection with the same (including legal costs and surveyor’s fees) within fourteen days of a written demand in that behalf.

PROVIDED ALWAYS THAT where possible any entries by the Landlord shall be outside the Tenant’s normal business hours and the period of such entry shall be as short as reasonably practicable. In exercising such rights the Landlord shall cause as little inconvenience as possible to the Tenant’s business and shall make good without delay any damage caused to the Premises as a result of exercising the foregoing rights.

Dealing

21.1	Not to assign, charge, underlet nor part with the possession of part only of the Premises nor to share the occupation of the Premises or any part thereof with any other person, firm or company.

21.2	In the case of an underlease not to underlet the Premises (or any part thereof) at a rent below the Rent payable by the Tenant hereunder at the date of the said underletting.

21.3	Save by way of mortgage not to assign, underlet nor part with possession of the whole of the Premises except with the previous written consent of the Landlord which shall not be unreasonably withheld or delayed and upon any assignment or underletting to:

(a)	obtain a direct covenant by the assignee or under-tenant with the Landlord to observe and perform the covenants and restrictions of this Lease for the remainder of the Term and in the case of an assignment to pay the rent reserved by this Lease; and

(b)	if the Landlord shall acting reasonably require, provide an acceptable Guarantor for any assignee or under tenant of unproven financial standing.

PROVIDED THAT this provision is without prejudice to the Landlord’s right to refuse consent to the assignment or underletting subject as herein before set out and shall not imply that the Landlord shall or be obliged to consent to any assignee or undertenant of unproven financial standing.

21.4	To include in or to ensure that there is included in every underlease and sub-lease similar restrictions on assignment, underletting and parting with possession and the same provisions for direct covenants with and registration with the Landlord as those contained in this Lease.

Signs and Advertisements

22.	Save for the Tenant’s signage agreed with the Landlord at the commencement of the Term, not to erect any hoardings or advertising station on the Premises and not to permit any signs, placards or bills to affixed to any buildings forming part of the Premises other than such reasonable notices relating to the Tenant’s business which are normally and reasonably displayed subject to the approval of the Landlord (such approval not to be unreasonably withheld or delayed) and compliance with the Planning Acts.

Temporary Buildings

23.	Not to erect or to bring upon the Premises or any part thereof any hut, shed, garage, cycle shelter, store, caravan, house on wheels or any building or erection of a temporary or moveable character, design or nature without the approval of the Landlord such approval not to be unreasonably refused or delayed.

Notices Specifying Breach

24.1	To pay all reasonable costs, charges and expenses including Solicitors’ costs and Surveyors’ fees properly and reasonably incurred by the Landlord for the purposes of and incidental to the preparation and service of a notice under Section 14 of the Conveyancing Act, 1881 and Section 2 and 4 of the Conveyancing Act, 1892 or incurred in proceedings under the said Sections notwithstanding in any such case forfeiture is avoided otherwise than by relief granted by the Court.

24.2	To pay all reasonable costs, charges and expenses including Solicitors’ costs and Surveyors’ fees properly and reasonably incurred by the Landlord for the purposes of and incidental to the service of all notices and schedules relating to wants of repair to the Premises and whether served during or after the expiration or sooner determination of the Term (but relating in all cases to such wants of repair that accrued not later than such expiration or sooner determination).

Indemnities

25.	To be responsible for and to indemnify the Landlord against all damage occasioned as a result of act, omission or negligence of the Tenant to the Premises or any adjacent or neighbouring Premises or to any person and to indemnify the Landlord against all actions, claims, proceedings, costs, expenses and demands made against the Landlord as a result of:

(a)	any act, omission or negligence of the Tenant or the servants, agents, licensees or invitees of the Tenant; and

(b)	any breach or non-observance by the Tenant of the Tenant’s Covenants and other terms hereof.

PROVIDED ALWAYS THAT if and wherever the Tenant affords to the Landlord an indemnity under this Lease, the Landlord shall use all reasonable endeavors to mitigate any loss claim or other liability giving rise to such an indemnity.

Re-Letting Boards

26.	To permit the Landlord at any time during the last six months of the Term (or sooner if the Rent or any part thereof shall be in arrear and unpaid for upwards of one calendar month) to enter upon the Premises and affix and retain without interference upon any part of the Premises a notice for re-letting the same and during such period to permit persons with written authority of the Landlord or its agent at reasonable times of the day to view the Premises without interruption.

Landlord’s Rights

27.	To permit the Landlord at all times during the Term to exercise without interruption or interference any of the rights excepted and reserved to it by virtue of the provisions of this Lease.

PROVIDED ALWAYS THAT in exercising such rights the Landlord shall cause as little inconvenience as possible to the Tenant’s business and shall make good without delay any damage caused to the Premises as a result of exercising the foregoing rights.

Encroachment

28.1	Not to stop up darken or obstruct any windows or lights belonging to the Premises or any other premises belonging to the Landlord.

28.2

Not to permit any new window light opening doorway path passage drain or other encroachment or easement to be made or acquired in against out of or upon the Premises and that in case any such window, light, opening, path, passage, drain or other encroachment or easement shall be made or acquired or attempted to be made or acquired the Tenant will give immediate notice thereof to the Landlord and will at the request and cost of the Landlord adopt such means as may be reasonably required or deemed proper for preventing any such encroachment or the acquisition of any such easement.

Yield Up

29.	To yield up the Premises at the expiration or sooner determination of the Term in good and substantial repair and condition in accordance with the Tenant’s covenants and to dismantle and remove from the Premises all the Tenant’s fixtures if so required by the Landlord and to make good any part or parts of the Premises which may be damaged in such dismantling and/or removal.

Licence Fees

30.	To pay all reasonable legal costs and surveyors’ fees properly incurred by the Landlord attendant upon or incidental to every application made by the Tenant for a consent or licence hereinbefore required or made necessary whether the same be granted, refused, withdrawn or offered subject to qualifications or conditions.

Service Charge

31.	To pay to the Landlord on demand all charges (other than rent) payable by the Landlord to the Superior Landlord in respect of the Premises pursuant to the Superior Lease.

Superior Lease

32.	To comply in so far as the same are applicable with the covenants of and conditions (other than the covenant for payment of rent) contained in the Superior Lease.

Interest on Arrears

33.	If and whenever the Tenant shall fail to pay the Rent or any other sum due under this Lease within twenty one days of the due date the Tenant shall pay to the Landlord Interest on such Rent or other money as the case may be from the date when it was due to the date on which it is actually paid.

Registration of Documents

34.	Within twenty eight days of any assignment, charge, under-letting or sub-lease or any transmission or other devolution relating to the Premises to produce to the Landlord a certified copy of any such Instrument and the originals of all such Instruments shall be registered in the Registry of Deeds or Land Registry in Ireland if and where appropriate.

Sale of reversion

35.	To permit upon at least 48 hours prior written notice at any time during the Term prospective purchasers of or dealers in or agents instructed in connection with the sale of the Landlord’s reversion or of any interest superior to the Term upon reasonable notice to view the Premises without interruption providing the same are authorised in writing by the Landlord or its agents and PROVIDED FURTHER THAT the Tenant shall have the right to have an employee accompany the Landlord during said viewing.

Notices

36.	To give full particulars to the Landlord of any notice direction or order or proposal for the same made, given or issued to the Tenant by any Local or Public Authority within seven days of the receipt of the same and if so required by the Landlord to produce the same to the Landlord and without delay and save where same is properly a matter for a Landlord to take all necessary steps to comply with any such notice, direction or order and at the request and cost of the Landlord to make or join with the Landlord in making, such objection or representation against or in respect of any proposal for such a notice, direction or order as the Landlord shall deem expedient.

SCHEDULE V THE LANDLORD’S COVENANTS

Quiet Enjoyment

1.	That the Tenant may peaceably and quietly hold and enjoy the Premises without any lawful interruption or disturbance from or by the Landlord or any person claiming under or in trust for the Landlord.

Insurance

2.	To insure and keep insured (unless such insurance shall be vitiated by any act of the Tenant or the Tenants servants or visitors) in such sum as the Landlord shall from time to time be advised by the Surveyor as being the full cost of reinstatement thereof the Premises (together with an appropriate addition for professional fees and three years loss of rent under this Lease) against loss or damage by any or all of the Insured Risks and to produce to the Tenant on demand either a policy of such insurance and the receipt for the last premium or reasonable evidence from the insurers of the terms of the policy and the fact that the same is subsisting and in effect together with either a letter of waiver of subrogation rights or evidence that the Tenant’s interest is noted on such Policy and (subject as hereinafter provided) in case of destruction of or damage to the Premises by the Insured Risks or any of them the Landlord will with all convenient speed take such steps as may be requisite and proper to obtain any necessary permits and consents under any regulations or enactment for the time being in force to enable the Landlord to rebuild and reinstate the same and will as soon as such permits and consents have been obtained, spend and lay out all monies received in respect of such Insurance (except sums in respect of loss of rent) (the Landlord making good any shortfall out of the Landlord’s own funds) in rebuilding or reinstating the part of the Premises so destroyed or damaged provided always that if the rebuilding or reinstatement of the Premises shall be prevented or frustrated, all such insurance monies relating to the Premises shall be the absolute property of the Landlord.

VAT on Surrender

3.	If this Lease is surrendered by the Tenant and the Tenant complies fully with Section 12E(8)(b)(i) and (iii) VAT Act, 1972 (as amended), then the Landlord will enter into a written agreement with the Tenant in compliance with Section 12E(8)(ii) VAT Act, 1972 (as amended).

SCHEDULE VI THE SCHEDULE OF CONDITION

IT IS HEREBY CERTIFIED that the consideration (other than rent) for the Lease is wholly attributable to property which is not residential property and that the transaction hereby effected does not form part of a larger transaction or of a series of transactions in respect of which the amount or value or the aggregate amount or value of the consideration (other than rent) which is attributable to property which is not residential property exceeds €10,000.

IT IS HEREBY FURTHER CERTIFIED that Section 53 (Lease combined with Building Agreement for dwellinghouse/apartment) of the Stamp Duties Consolidation Act 1999 does not apply to this instrument.

IT IS HEREBY FURTHER CERTIFIED that the property hereby demised is situate in the Town of Athlone.

IT IS HEREBY FURTHER CERTIFIED for the purposes of Section 29 of the Companies Act l990 that the Landlord and the Tenant are not Bodies Corporate connected with one another in a manner which would require this transaction to be ratified by Resolution of either.

ASSENT

The Landlord Hereby Assents to the registration of this Lease as a burden on the property comprised in Folio 1468L of the Register County Westmeath And Hereby Consents to the use of the Land Certificate (if issued) of the said Folio 1468L for the purposes of such registration.

TENANT’S ADDRESS AND DESCRIPTION

The Address of the Tenant in the State for service of notices and its description is:-25-28 North Wall Quay, Dublin 1

IN WITNESS WHEREOF the seals of the parties were affixed hereto and the Landlords have hereunto signed their names the day and year first herein written.

PRESENT when the common seal	/s/ Sandra Rhatigan
of J.J. RHATIGAN & CO. was affixed hereto:
/s/ Sean Canney

PRESENT when the common seal	/s/ Michael R. Minogue
of ABIOMED INCORPORATED was affixed hereto:

PRESENT when the common Seal	/s/ Michael R. Minogue
of ABIOMED ATHLONE LIMITED was affixed hereto:
/s/ Stephen C. McEvoy

1.	Definitions

1.2	The Premises

1.3	The Rights

1.4	The Exceptions

1.5	The Pipes

1.6	The Term

1.7	The Rent

1.8	The Tenant’s Covenants

1.9	The Landlord’s Covenants

1.10	The Insured Risks

1.11	Interest

1.12	The Planning Acts

1.13	Development

1.14	The Surveyor

1.15	The Superior Lease

1.16	Perpetuity Period

2.	Interpretation

3.	The Demise

4.	The Covenants

5.	Provisoes

5.1	Re-entry

5.2	Covenants relating to Adjoining Land

5.3	Accidents

5.4	Effect of Waiver

5.5	Party Walls

5.6	Exclusion of Use Warranty

5.7	Representations

5.8	Service of Notices

5.9	Suspension of Rent

5.10	Superior Lease

6.	Break Clause

7.	Guarantee

Schedules

I	The Rights

1	Right of Way

2	Services

3	Access

4	Support

II	The Exceptions

1	Right of Way

2	Services

3	Construct Easements

4	Access

5	Light

6	Support

7	Fire Escape

8	Superior Lease.

III	Rent Review

1	Definitions and Interpretation

2	The Rent Review

3	Fixing the Reviewed Rent

4	Arbitration

5	Memoranda of Revised Rent

6	Payment on Account pending Determination

7	Payment on Determination

8	Statutory Rent Restriction

IV	The Tenant’s Covenants

1	Rent

2	Outgoings

3	Insurance

4	Repair

5	Decoration

6	Keep Tidy

7	Amenity Land

8	Residence

9	Smoke Abatement

10	Pollution

11	Drains

12	Roof and Floor Weighting

13	Refuse

14	Machinery

15	Unloading

16	User

17	Alterations/Works

18	Planning Acts

19	Statutory Obligations

20	Access of Landlord and Notice to Repair

21	Dealing

22	Signs and Advertisements

23	Temporary Buildings

24	Notices Specifying Breach

25	Indemnities

26	Reletting Boards

27	Landlord’s Rights

28	Encroachment

29	Yield Up

30	Licence Fees

31	Service Charge

32	Superior Lease

33	Interest on Arrears

34	Registration of Documents

35	Sale of Reversion

36	Notices

V	The Landlord’s Covenants

1	Quiet Enjoyment

2	Insurance

3	Vat on Surrender

VI	The Schedule of Condition

Dated the 18th day of July 2008

BETWEEN

J.J. RHATIGAN & CO.
Landlord

ABIOMED INCORPORATED
Guarantor

ABIOMED ATHLONE LIMITED
Tenant

LEASE

Kieran Murphy & Co.,

Solicitors,

9 The Crescent,

Galway

Ref. 62_08.01/JT/PG